United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2019
Hannon Armstrong Sustainable Infrastructure
Capital, Inc.
(Name of Registrant as Specified In Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-35877 (Commission File Number)	46-1347456 (IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02	Results of Operation and Financial Condition.

On August 1, 2019, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) issued an earnings release announcing its financial results for the quarter ended June 30, 2019. A copy of the earnings release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, the Company announced the appointment of Simone Lagomarsino and Michael Eckhart to become new independent directors of the Company’s Board of Directors (the “Board”), effective July 30, 2019.
Ms. Lagomarsino, 57, has served as President and Chief Executive Officer of Luther Burbank Corporation and Luther Burbank Savings since January 2, 2019. Ms. Lagomarsino has also served on the board of directors of Luther Burbank Corporation since November 30, 2018. Additionally, Ms. Lagomarsino currently serves on the board of directors of the Federal Home Loan Bank of San Francisco, where she has provided leadership as the Chair of the Audit Committee and Chair of the Risk Committee. Prior to joining Luther Burbank Corporation, Ms. Lagomarsino was President and Chief Executive Officer of the Western Bankers Association and a director of Pacific Premier Bancorp and Pacific Premier Bank. From 2011 to 2016, she served as Chief Executive Officer of Heritage Oaks Bank, and President and Chief Executive Officer and a director of Heritage Oaks Bancorp. Ms. Lagomarsino also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. Ms. Lagomarsino received a Bachelor of Arts degree in Economics from Claremont McKenna College and a Masters in Business Administration from Claremont Graduate University. The Company believes Ms. Lagomarsino’s extensive experience in leadership roles in the Federal Home Loan Bank of San Francisco and numerous other financial institutions, including public companies, gives her valuable insight and enables her to make significant contributions as a member of the Board.
Mr. Eckhart, 70, has been an Adjunct Professor at Columbia University’s Graduate School of International and Policy Affairs, teaching Environmental Finance since 2016. In 2019, Mr. Eckhart retired as Managing Director and Global Head of Environmental Finance from Citigroup, Inc., where he led Citigroup Inc.'s work in establishing the Green Bond Principles. Prior to joining Citigroup in 2011, Mr. Eckhart was the founding President of the American Council on Renewable Energy, a Washington DC-based 501(c)(3) non-profit organization that unites finance, policy and technology to accelerate the transition to a renewable energy economy. He previously led the SolarBank Initiative in Europe, India and South Africa, and worked in power generation and advanced technology with United Power Systems, Aretê Ventures, General Electric Company and Booz, Allen & Hamilton. Prior to that, he also served in the U.S. Navy Submarine Service. He has received several awards including Renewable Energy Man of the Year of India, the Skoll Award for Social Entrepreneurship, and the International Solar Energy Society’s Global Policy Leadership Award. He is Vice Chairman of the Oyster Recovery Partnership in Maryland. He received a Bachelor of Science degree in Electrical & Electronic Engineering from Purdue University and a Master in Business Administration from Harvard Business School. The Company believes Mr. Eckhart’s extensive experience in renewable energy and finance makes him qualified to serve as a member of the Board.
Effective July 30, 2019, Ms. Lagomarsino was also appointed by the Board to serve as a member of the Audit Committee and of the Finance and Risk Committee and Mr. Eckhart was appointed to serve as a member of the Finance and Risk Committee and of the Nominating, Governance and Corporate Responsibility Committee. The Board has determined that both Ms. Lagomarsino and Mr. Eckhart are independent pursuant to the New York Stock Exchange listing standards, the Company’s corporate governance guidelines, its independence standards and the written charter of the Nominating, Governance and Corporate Responsibility Committee. The Board has also determined that Ms. Lagomarsino qualifies as an “audit committee financial expert” as defined in SEC rules.
In connection with their appointments, similar to the Company’s other independent directors, Ms. Lagomarsino and Mr. Eckhart will each receive an annual cash retainer in the amount of $65,000 and will each be awarded 2,385 long-tern incentive plan units in Hannon Armstrong Sustainable Infrastructure, LP pursuant to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, as amended, which is subject to vesting on August 15, 2020.
There are no arrangements or understandings with any person pursuant to which either Ms. Lagomarsino or Mr. Eckhart was elected as a director of the Board. Neither Ms. Lagomarsino nor Mr. Eckhart is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the U.S. Securities Act of 1933, as amended.
Also effective July 30, 2019, Rebecca Blalock and Mark Cirilli have notified the Board of their resignation from the Board and from Ms. Blalock’s role as member of the Compensation Committee and Finance and Risk Committee and Mr. Cirilli’s role as Chairperson of the Compensation Committee and member of the Nominating, Governance and Corporate Responsibility Committee, effective July 30, 2019. Neither Mr. Cirilli’s nor Ms. Blalock’s resignation was due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
In addition, the Company announced that on July 30, 2019, the Board appointed Teresa Brenner, currently an independent director and Chairperson of the Nominating, Governance and Corporate Responsibility Committee, to serve as the Lead Independent Director and as a member of the Compensation Committee. In connection with her appointment, Ms. Brenner will receive an additional annual cash retainer in the amount of $25,000 for serving as the Lead Independent Director. Richard Osborne, an independent director of the Board since the Company’s IPO and the Lead Independent Director since 2014, was also appointed to serve as the Chairperson of the Compensation Committee effective July 30, 2019. Charles O’Neil, also an independent director of the Board since the Company’s IPO, will remain as the Chairperson of the Finance and Risk Committee but will rotate from serving on the Audit Committee to serving on the Nominating, Governance and Corporate Responsibility Committee, effective July 30, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Earnings Release, dated August 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and General Counsel

Date: August 1, 2019